EXHIBIT 3

GUARANTY AGREEMENT

THIS GUARANTY (hereinafter referred to as the “Guaranty”), made this 3rd day of September, 2008, by Lee E. Tabas, for himself, his heirs, legal representatives, successors and assigns with an address at One Dove Lane, Haverford, PA. 19041 (hereinafter referred to as “Guarantor”), in favor of Evelyn Rome Tabas with an address at c/o Royal Plaza, 915 Montgomery Avenue, Narberth, PA. 19072 (hereinafter referred to as “Seller”).

WITNESSTH:

Contemporaneously herewith Seller has agreed, pursuant to the terms of a certain stock purchase agreement (“Stock Purchase Agreement”), dated 9/3/08,  to sell a certain number of shares of Class A common stock of Royal Bancshares of Pennsylvania to the 2008 Irrevocable Agreement of Trust for the Family of Lee E. Tabas (“Trust”), dated August 29, 2008, in exchange for a certain promissory note of the Trust of even date therewith in the principal amount of $3,164,124. (“Note”).

NOW, THEREFORE, intending to be legally bound hereby, Guarantor hereby agrees as follows:

1.             Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Seller, his heirs, legal representatives, successors and assigns, and becomes surety for the full, faithful and punctual payment when due (and not merely the collectibility), of any and all sums required to be paid by Trust, its successors and assigns under the Note (but not to exceed, at the relevant time, fifty (50%) of the then outstanding balance (both principal and accrued interest, if any) of the Note (the “Threshold Amount”), whether at maturity, or by declaration, by acceleration or otherwise.

2.             If an “Event of Default”, as defined under the Note occurs, then Guarantor will, on the demand of Seller, immediately deposit with Seller in U.S. dollars all amounts due or to become due under the Note, in an amount not to exceed the then Threshold Amount, and Seller will use such funds to repay Trust’s obligations under the Note.

3.             Subject to the limitations expressed hereunder, this Guaranty is an absolute and unconditional guaranty of prompt and full payment and performance and not merely of collection with Guarantor intending to be bound hereunder in the same manner and to the same extent as Guarantor would have been had he executed the Note as “Maker” thereof. This Guaranty shall be enforceable against Guarantor as an agreement of suretyship as well as guaranty, regardless of the genuineness, regularity, validity or enforceability of Trust’s obligations, without the necessity for any suit or proceeding on the part of Seller, of any kind or nature whatsoever, against Trust and without the necessity of any notice of nonpayment, nonperformance or nonobservance, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereunder expressly waives. This Guaranty shall in no way be terminated, affected or impaired by reason of Seller’s assertion, failure to assert, or lack of diligence in asserting against Trust any of the rights or remedies reserved or available to Seller pursuant to or under the provisions of the Note.

4.             Guarantor hereby waives: (a) all notices including but not limited to notice of presentment, demand for payment, or protest of any of Trust’s obligations under the Note; (b) all defenses, offsets and counterclaims which Guarantor may at any time have jointly or severally to any of the obligations of Trust; and (c) any rights which Guarantor may have under the theory of marshalling.

5.             Upon the occurrence of an “Event of Default”, as defined under the Note, Seller may assert and enforce any and all of her rights and remedies under this Guaranty against Guarantor, alone or jointly and severally with Trust. Seller may proceed against Trust and Guarantor separately or together, concurrently or consecutively or otherwise, at the same time or at different times, and without being required to proceed against Trust first or at all.

6.             If Guarantor shall advance any sums to Trust or its successors or assigns, or if Trust or its successors or assigns, shall be or shall hereafter become indebted to Guarantor, such sums and indebtedness shall be subordinate in all respects to the amounts then or thereafter due and owing to Seller under the Note. Notwithstanding any payments made by or for the account of Guarantor pursuant to this Guaranty, nothing herein contained shall be construed to give

Guarantor any right of subrogation in and to Seller’s rights under or interest in the Note until all amounts owing to Seller have been paid in full.

7.             Any notice, demand, request or other communication given hereunder or in connection herewith (hereinafter individually a “Notice” and collectively the “Notices”) shall be deemed sufficient if in writing and sent to the party to receive such Notice at its address first set forth above or at such other address as such party may hereafter designate by a Notice given in like fashion. Notices shall be deemed given and received: (a) if hand delivered to a party against receipted copy, when the copy of the notice is receipted; (b) if given by a nationally recognized and reputable overnight delivery service company, the day on which the notice is delivered by the delivery service company to such party; or (c) if given by certified mail, return receipt requested, postage prepaid, two (2) business days after it is posted with the United States Postal Service.

8.             All rights and remedies afforded to Seller by reason of this Guaranty are separate and cumulative and not alternative and the exercise of one shall not in any way limit or prejudice the exercise of any other of such rights or remedies. No delay or omission by Seller in exercising any such right or remedy shall operate as a waiver thereof. No waiver of any right or remedy hereunder, and no modification or amendment hereof, shall be deemed made by Seller unless in writing and duly signed by Seller, her heirs, legal representatives, successors or assigns, as the case may be . Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy of Seller, and no single or partial exercise of any right or remedy hereunder shall preclude other or further exercise thereof or of any other right or remedy.

9.             Guarantor, by exclusive means of a certain guaranty fee agreement of even date herewith, is being compensated by Trust for its obligations hereunder,

10.           Guarantor’s obligations to make payment in accordance with the terms of this Guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever by: (a) any impairment, modification, change, release or limitation of the liability of Trust or its estate in bankruptcy or reorganization resulting from the operation of any present or future provision of the Federal Bankruptcy Act or other statute or from the decision of any court;

(b) any insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding relating to Trust or its properties or creditors; or (c) any presently existing or hereinafter enacted or made law, ordinance, regulation, judicial decision or administrative decision of any type or nature, including, without limitation, any law, ordinance, regulation, judicial decision or administrative decision which impairs Trust’s ability to perform its obligations pursuant to the Note.

11.           This Guaranty shall inure to the benefit of, and be enforceable by, Seller and her heirs, legal representatives, successors and assigns as owners of Seller’s interest in the Note and shall be binding upon, and enforceable against, Guarantor and his heirs, legal representatives, successors and assigns.

12.           In any action or proceeding brought on, under or by virtue of this Guaranty, Guarantor hereby agrees that in the event this Guaranty shall be enforced by suit or otherwise, Guarantor will reimburse Seller, upon demand, for all expenses incurred in connection therewith, including, without limitation attorneys’ fees, including any such expended on appeal. Guarantor waives all relief from any and all appraisement or exemption laws now in force or hereafter enacted.

13.           Any amounts received by Seller from whatsoever source, including under this Guaranty, on account of the Trust’s indebtedness or liabilities under the Note, may be applied by her toward the payment of the indebtedness or liabilities in such order of application, as Seller may from time to time elect. Payments made by Guarantor to Seller pursuant to this Guaranty shall be made in lawful money of the United States.

14.           Seller shall have the right from time to time, and at any time in her sole discretion, without notice to or consent from Guarantor, and without affecting, impairing or discharging, in whole or in part, the obligations of Guarantor hereunder, to modify, amend, waive, renew, settle, postpone, change or supplement, in any respect whatsoever, any indebtedness or evidence thereof, or any agreement or transaction between Seller and Trust or any portion or provision of any thereof; to grant extensions of time and other indulgences of any kind to Trust; to compromise, release, substitute, exercise, enforce or fail or refuse to exercise or enforce any claims, rights or remedies of any kind which Seller may have at any time against Trust, or with respect to any security of any kind held by Seller at any time under any agreement or otherwise. Such extension or extensions may be longer than the time for repayment originally provided under the Note. Guarantor further agrees that this Guaranty shall apply with equal force and effect to any renewal or renewals of any of the aforesaid instruments. Guarantor further consents to Seller exchanging, surrendering, repledging or otherwise dealing with any of the aforesaid instruments without impairing this Guaranty and hereby waives notice thereof to or obtaining the consent therefor of Guarantor. Guarantor hereby consents to the partial or total release of Trust from Trust’s obligations under the Note, and to the release of all or part of any security held by Seller, all without notice to Guarantor. Seller shall not be obligated to acquire any security or substitute security because of the release of other security. If at any time all or any part of any payment theretofore applied by Seller to any indebtedness or liability of Trust is or must be rescinded or returned by Seller for any reason whatsoever (including without limitation the insolvency, bankruptcy or reorganization of Trust) such indebtedness or liability shall for the purpose of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application by Seller, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such indebtedness or liability as though such application by Seller had not been made. Payments on account of any indebtedness or obligation of Trust or increases of the same may from time to time be made without affecting the provisions of this Guaranty or the liability of Guarantor.

15.           Guarantor represents and warrants to Seller that:

(a)           Guarantor has the full power and authority to engage in all the transactions contemplated by this Guaranty and this Guaranty constitutes the legally binding obligations of Guarantor enforceable against Guarantor in accordance with its terms.

(b)           There is no suit, action or proceeding pending or threatened against or affecting Guarantor before or by any court, administrative agency or other governmental authority which brings into question the validity of the transactions contemplated hereby or would interfere with the ability of Guarantor to comply with the terms thereof.

(c)           Neither the execution nor delivery of this Guaranty will conflict with or result in a breach of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority, or of any agreement or other instrument to which Guarantor is a party or by which Guarantor is bound, or constitute a default under any thereof, or result in the creation or imposition of any lien, charge or encumbrance upon any property of Guarantor.

(d)           No consent, approval or other authorization of or by any writ, administrative agency or other governmental authority or any other entity is required in connection with the execution or delivery by Guarantor of this Guaranty.

16.           The obligations of Guarantor shall not be affected, impaired or discharged, in whole or in part by the fact that any of the obligations of Trust may become due or payable in or, in connection with, or by reason of, any agreement or transaction which may be invalid, irregular or unenforceable for any reason.

17.           The liabilities of Guarantor shall not be affected, impaired or discharged, in whole or in part by reason of any action whatsoever taken by Seller (including, without limitation, a sale, lease, disposition, liquidation or other realization) in respect to any security in which Seller may at any time have any interest or against any other party liable for all or any part of the obligations of Trust.

18.           Seller may, from time to time, whether before or after any discontinuance of this Guaranty, without notice to Guarantor, assign or transfer the Note, and notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, the obligations of Guarantor hereunder shall be and remain in full force and effect, and each and every immediate and successive assignee or transferee of any of said instruments or of any interest therein shall, to the extent of the interest of such assignee or transferee therein be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were Seller; provided, however, that, unless Seller shall otherwise consent in writing, Seller shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty, for the benefit of Seller, as to those interests under the Note which Seller has not assigned or transferred.

19.           This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the Commonwealth of Pennsylvania and shall be in all respects governed,

construed, applied and enforced in accordance with the laws of said state; and no defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the Commonwealth of Pennsylvania.

20.           Guarantor irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this Guaranty, and expressly waives any and all objections Guarantor may have as to venue in any of such courts. Guarantor hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over Guarantor in any action or proceeding may be obtained in any such court, and that any process or notice of motion or other application to any such court in connection with an action or proceeding may be served upon Guarantor by registered mail to or by personal service to the address of Guarantor specified in this Guaranty, or to such other address as may appear in Seller’s records whether such address be within or without the jurisdiction of any such court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS:

LEE E. TABAS